UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2006

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2006, the Registrant amended and restated the certificate of designation of its 11% Series B Convertible Exchangeable Preferred Stock to provide that the holders of such stock may exercise their right to exchange the stock for convertible debentures prior to April 16, 2013, only if no default or event of default would exist or be caused by such exchange under the covenants limiting the Registrant's ability to incur indebtedness that are contained in the indentures and term loan agreement relating to the Registrant's existing senior secured debt, as such covenants were in effect as of December 30, 2005. An affiliate of NBC Universal, Inc. holds all of the outstanding shares of the Registrant's Series B preferred stock, and consented to the amendment and restatement of the certificate of designation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following item is filed as an Exhibit to this report:

3.1 Second Amended and Restated Certificate of Designation of the Company's 11% Series B Convertible Exchangeable Preferred Stock, filed March 7, 2006 with the State of Delaware.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

March 16, 2006	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Designation of the Company's 11% Series B Convertible Exchangeable Preferred Stock, filed March 7, 2006 with the State of Delaware.